UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 16, 2016
LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2016, the Company’s Board of Directors appointed Randy A. Hyzak, 46, as the Company's chief accounting officer, effective as of March 21, 2016.  Prior to joining the Company, Mr. Hyzak served as the vice president and chief accounting officer of Freescale Semiconductor, Ltd. since February 2009, and before that held various other accounting positions at Freescale Semiconductor beginning in February 2005, including corporate controller.

Mr. Hyzak and the Company have entered into an employment agreement pursuant to which he will serve as the Company’s Senior Vice President – Chief Accounting Officer. The agreement is effective as of March 21, 2016 and expires on March 31, 2020, unless extended in writing by both Mr. Hyzak and the Company.  Pursuant to the employment agreement, Mr. Hyzak will have the duties and responsibilities commensurate with his positions and those that may be assigned to him by the Company from time to time.

Under his employment agreement, Mr. Hyzak will receive an annual base salary of $650,000 and is eligible to participate in the Company’s annual discretionary Management Incentive Program, with a target bonus opportunity of 50% of his base salary.   In addition, he will be eligible to receive equity grants under the Company’s 2004 Equity Award Plan and will be entitled to receive other employee benefits generally made available to the Company’s employees.

In the event of a termination of Mr. Hyzak’s employment for cause (as defined in his employment agreement), he will be entitled to receive (1) his base salary through the effective date of the termination of his employment, (2) reimbursement for reasonable expenses incurred but not paid prior to the effective date of his termination and (3) such rights to other compensation and benefits as may be provided in applicable plans and programs of the Company.

In the event of a termination of Mr. Hyzak’s employment by the Company without cause, he will be entitled to receive (1) his base salary for a period of six months, (2) reimbursement for reasonable expenses incurred but not paid prior to the effective date of his termination and (3) such rights to other compensation and benefits as may be provided in applicable plans and programs of the Company.  His employment agreement does not entitle him to any bonus unpaid as of the effective date of termination without cause.

Effective as of March 21, 2016, Stephanie Marz will cease to serve as the Company’s principal accounting officer.  She will continue to serve as the Company’s Vice President, Corporate Accounting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated:  March 22, 2016
LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Executive Vice President and Global General Counsel